BYLAWS

                                       OF

                           PAWNBROKERS EXCHANGE, INC.


                                    ARTICLE I
                                     Office
                                     ------

     Section 1.1 Office. The Company shall maintain such offices, within or without the State of Utah, as the Board of Directors may from time to time designate. The location of the principal office may be changed by the Board of Directors.


                                   ARTICLE II
                             Shareholders' Meeting
                             ---------------------

     Section 2.1 Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Utah as shall be set forth in compliance with these Bylaws. The annual meeting shall be held on the second Friday of May of each year beginning with the year 1998 at the hour of 10:00 a.m. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of directors and for the transaction of such other business as may come before it.

     Section 2.2 Special Meetings. Special meetings of shareholders, other than those prescribed and regulated by statute, may be called at any time by the President, or a majority of the directors, and must be called by the President upon written request of the holders of not less than 10% of the issued and outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given to each shareholder of record in the same manner as notice of the annual meeting.

     Section 2.3 Notice of Shareholders' Meetings. The Secretary shall give written notice stating the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, which shall be delivered not less than ten (10) nor more than fifty (50) days before the day of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the books of the Corporation, with postage thereon prepaid.

     Section 2.4. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the state as the place for the holding of such meeting unless otherwise described by statute. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal business office of the Corporation.

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     Section 2.5 Record Date. The Board of Directors may fix a date not less than ten (10) nor more than fifty (50) days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at, such meetings of the shareholders. The transfer books may be closed by the Board of Directors for a stated period not to exceed fifty (50) days for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination.


     Section 2.6 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders in such number that less than a quorum remain.


     Section 2.7 Voting. A holder of an outstanding share entitled to vote at a meeting in accordance with the terms and provisions of the Articles of Incorporation and these Bylaws may vote at such meeting in person or by proxy. Except as may otherwise be provided in the Articles of Incorporation, every shareholder shall be entitled to one vote for each share entitled to vote held in his/her name on the record of shareholders. Except as herein or in the Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. Upon demand of any shareholder, the vote for directors and upon any question before a meeting of the shareholders shall be by ballot.


     Section 2.8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless provided in the proxy.


     Section 2.9 Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


     Section 2.10 Order of Business. Order of business at meetings of the shareholders shall be substantially as follows:

     (a)  Roll call.
     (b)  Proof of notice of meeting or waiver of notice.
     (c)  Reading of minutes of preceding meeting.
     (d)  Reports of officers.
     (e)  Election of directors.
     (f)  Unfinished business.
     (g)  New business.

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


                                  ARTICLE III
                               Board of Directors
                               ------------------

     Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The directors shall, in all cases, act as a Board and may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they deem proper, consistent with these Bylaws and the laws of this state.

     Section 3.2 Number, Tenure, and Qualifications. The number of directors for the initial Board of Directors of the corporation shall be four (4). Each director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified. Directors need not be residents of the State of Utah or shareholders of the Corporation. The number of directors may be changed by resolution adopted by the Board of Directors.

     Section 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately following and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President or by two (2) of the directors. The Secretary shall give notice of the time, place, and purpose or purposes of such special meeting by delivering the written notice personally or by mailing the same at least two (2) days before the meeting or by telephoning, telexing or telefaxing the same at least one (1) day before the meeting to each director.

     Section 3.5 Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

     Section 3.6 Manner of Acting. At all meetings of the Board of Directors, each director shall have one (1) vote. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present. Any action required to be taken or which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors. The directors may conduct a meeting by means of a telephone conference or any similar communications equipment by which all persons participating in the meeting can hear each other.

     Section 3.7 Vacancies. A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any meeting of shareholders at which any director is to be elected, to elect the full authorized number to be elected at that meeting. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason except removal of a director without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of a director without cause shall be filled by vote of the shareholders. A director elected to fill a vacancy caused by resignation, death or removal shall hold office for the unexpired term of his/her predecessor.

     Section 3.8 Removal. Directors may be removed at any time with or without cause, by a vote of the shareholders holding a majority of the shares issued and outstanding and entitled to vote. Directors may also be removed for cause by vote of a majority of the Board of Directors (excluding the affected director). Such vacancy shall be filled by the directors then in office, though less than a quorum, to hold office until the next annual meeting or until his/her successor is duly elected and qualified, except that any directorship to be filled by reason of removal by the shareholders may be filled by election, by the shareholders, at the meeting at which the director is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of this term of office.

     Section 3.9 Resignations. A director may resign at any time by giving written notice thereof to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall become effective upon its acceptance by the Board of directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall be deemed effective upon the tenth day following receipt thereof.

     Section 3.10 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 3.11 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at any meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.12 Emergency Power. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the dissent of such director shall be entered in the minutes of the meeting, filed in writing with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by registered mail to the Secretary of the Corporation immediately after the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 3.13 Chairman. The Board of Directors may elect from its own number a Chairman of the Board, who shall initiate, organize and preside at all meetings of the Board of directors, provide the agenda therefor and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

     Section 13.14 Executive and Other Committees. The Board of Directors may, by resolution, designate only from among its members an executive committee and other committees each consisting of not less than three (3) directors. Such committees shall serve at the pleasure of and report to the Board of directors as provided in Article V.


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


                                   ARTICLE IV
                                    Officers
                                    --------

     Section 4.1 Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may also be elected or appointed by the Board of Directors. In its discretion, the Board of directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person, except the offices of President and Secretary. Any two or more offices may be held by the same person, except the offices of President and Secretary. Officers may or may not be directors or shareholders of the Corporation.

     Section 4.2 Election and Term of Office. The officers of the Corporation are to be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his/her successor shall have been duly elected and shall have qualified or until his/her death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 4.3 Resignations. Any officer may resign at any time by giving written resignation either to the President or to the Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 4.4 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of directors, exclusive of the office in question if he is also a director.

     Section 4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 4.6 The President. The President shall be the chief executive and administrative officer of the Corporation. He/she shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He/she shall exercise such duties as customarily pertain to the office of President and, subject to the control of the Board of Directors, shall have general and active supervision and control over the property, business, and affairs of the Corporation. He/she shall, when present, preside over all meetings of the shareholders. He/she may appoint officers, agents, or employees other than those appointed by the Board of Directors. He/she may, with the Secretary, sign, execute and deliver in the name of the corporation powers of attorney, contracts, bonds, certificates for shares, mortgages, deeds and other instruments which the directors have authorized except in cases where the signing or execution thereof is expressly delegated by the Board of Directors or by these Bylaws or by law to some other officer or agent of the Corporation and, in general, shall perform all duties incident to the office and such other duties as prescribed from time to time by the Board of Directors or by the Bylaws.

     Section 4.7 Vice President. The Vice President shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. In the event there is more than one Vice President and the Board of directors has not designated which vice President is to act as President, then the Vice President who was elected first shall act as President.

     Section 4.8 The Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose and to the extent ordered by the Board of Directors or the President, shall keep the minutes of meetings of all committees. He/she shall cause notice to be duly given of meetings of shareholders, of the Board of Directors, and of any committee appointed by the Board. He/she shall have custody of the corporate seal and general charge of the records, documents, and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. The Secretary shall keep a register of the mailing address of each shareholder and shall have general charge of the stock transfer books of the Corporation. He/she may sign or execute contracts with the president or a Vice President thereunto authorized in the name of the company and affix the seal of the Corporation thereto. He/she shall perform any and all such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He/she shall be sworn to the faithful discharge of his/her duties. Assistant Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

     Section 4.9 Treasurer. The Treasurer shall have general custody of and be responsible for the collection and disbursement of funds and securities of the Corporation. He/she shall endorse on behalf of the Corporation for collecting checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. He/she shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all monies received and paid by him/her on account of the Corporation shall at all reasonable times exhibit his/her books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of directors or the President, shall render a statement of his/her accounts. He/she shall perform such other duties as may be prescribed from time to time by the Board of directors or by the Bylaws.

     Section 4.10 General Manager. The Board of Directors may employ and appoint a General Manager who may, or may not, be one of the officers or directors of the Corporation. If employed by the Board of directors he/she shall be the chief operating officer of the Corporation and, subject to the directions of the Board of directors, shall have general charge of the business operations of the Corporation and general supervision over its employees and agents. He/she shall have the exclusive management of the business of the Corporation and of all of its dealings, but at all times subject to the control of the Board of Directors. Subject to the approval of the Board of Directors or the executive committee, he/she shall employ all employees of the Corporation, or delegate such employment to subordinate officers, or such division officers, or such division chiefs, and shall have authority to discharge any person so employed. He/she shall make a report to the President and directors quarterly, or more often if required to do so, setting forth the result of the operations under his/her charge, together with suggestions looking to the improvement and betterment of the condition of the Corporation, and to perform such other duties as the Board of directors shall require.

     Section 4.11 Other Officers. Other officers appointed by the Board of Directors shall perform such duties and have such powers as may be assigned to them by the Board of Directors.


     Section 4.12 Salaries. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of directors except that the Board of directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he/she is also a director of the Corporation.

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


     Section 4.13 Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his/her duties to the corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation which may come into his/her hands.


                                   ARTICLE V
                                   Committees
                                   ----------

     Section 5.1 Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than three (3) nor more than seven (7) members, one (1) of whom shall be the President, and shall designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to its3elf alone the power to declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee when and as established shall possess and exercise all other powers of the Board of Directors during the intervals between regular meetings of the Board.

     Section 5.2 Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than three (3) directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of any committee may fix its rules of procedure, consistent with these Bylaws and the Articles of Incorporation.


                                   ARTICLE VI
                     Contracts, Loans, Checks and Deposits
                     -------------------------------------

     Section 6.1 Contracts. The Board of Directors may authorize any office or officers, agents or agent, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 6.2 Loans. No loan or advances shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation or indebtedness under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized in writing by resolution of the Board of Directors. Any such authorization may be general or confined to specific instances.

     Section 6.3 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized to do so by resolution of the Board of Directors.

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


     Section 6.4 Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may, by resolution, determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may, by resolution, determine.

     Section 6.5 Bonds and Debentures. Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the annual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.


                                  ARTICLE VII
                                 Capital Stock
                                 -------------

     Section 7.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President and by the Secretary or such other officers authorized bylaw and authorized by the Board of Directors and sealed with the seal of the Corporation or a facsimile. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the shareholder, with the number of shares and date of issue, shall be entered on the stock transfer books for the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     Section 7.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his/her legal representative, who shall furnish proper evidence of authority to transfer, or by his/her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     Section 7.3 Transfer Agent and Registrar. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

     Section 7.4 Lost or Destroyed Certificates. The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his/her legal representatives to give the Corporation a bond in

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


such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation and its transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. At the direction of the Board, a new certificate may be issued without requiring any bond.

     Section 7.5 Consideration for Shares. The capital stock of the Corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the board of Directors. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.

     Section 7.6 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.


                                  ARTICLE VIII
                                Indemnification
                                ---------------

     Section 8.1 Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation by reason of his/her office. The Corporation shall and does hereby indemnify and hold harmless each person and his/her heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his/her having heretofore or hereafter been a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his/her having heretofore or hereafter been a director or officer of the Corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him/her as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him/her in connection with any such claim or liability; including power to defend such person from all suits as provided for under the provisions of the Utah Business Corporation Act; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his/her own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

     Section 8.2 Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

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


     Section 8.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against liability under the provisions of this Article VIII or of the Utah Business Corporation Act.

     Section 8.4 Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.


                                   ARTICLE IX
                                Waiver of Notice
                                ----------------

     Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation o under the provisions of the Utah Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the legality of that meeting.


                                   ARTICLE X
                                   Amendments
                                   ----------

     These Bylaws may be altered, amended, repealed, or added to by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meetings at least ten days before the date of such annual or special meeting, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting. Any Bylaws adopted by the Board may be altered, amended, or repealed by a majority of the shareholders entitled to vote.


                                   ARTICLE XI
                                  Fiscal Year
                                  -----------

     The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

                                  ARTICLE XII
                                   Dividends
                                   ---------

     The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends on its outstanding shares payable out of the surplus of the Corporation in the manner and upon the terms and conditions provided by law.


                                  ARTICLE XIII
                                 Corporate Seal
                                 --------------

     The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year and state of incorporation and the words "Corporate Seal."

     Adopted by resolution of the Board of Directors on the 9th day of July, 1997.



                                           /s/ Angelo Vardakis
                                           -------------------
                                           Angelo Vardakis